                                                                    EXHIBIT 99.2

                               [CPI LOGO OMITTED]

                              FOR IMMEDIATE RELEASE
       ERIC S. ROSENFELD TO BECOME NON-EXECUTIVE CHAIRMAN OF THE BOARD OF
           CPI AEROSTRUCTURES; CPI FOUNDER, ARTHUR AUGUST, TO BE NAMED
                                CHAIRMAN EMERITUS
                         EFFECTIVE DATE JANUARY 1, 2005

EDGEWOOD, NY - NOVEMBER 1, 2004 -- CPI Aerostructures, Inc. ("CPI") (AMEX: CVU)
today announced that CPI co-founder Arthur August, age 69, will step down as
Chairman of the Board of Directors effective January 1, 2005 and that Eric S.
Rosenfeld, age 47, Director and Chairman of CPI's strategic planning committee since April 2003, will become non-executive Chairman of the Board effective on the same date. Mr. August will remain an employee of the Company, with the title
Chairman Emeritus, through December 31, 2005.

Additionally, effective October 28, 2004, Mr. August terminated his 10b5-1 stock sale plan, which had been in effect since August 2003.

Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo
Partners, L.P., a New York based investment firm, since its formation in
November 1998. Prior to forming Crescendo Partners, he was a Managing Director at CIBC Oppenheimer and its predecessor company, Oppenheimer & Co., Inc., for fourteen years. He was Chairman of the Board of Spar Aerospace Limited from 1999 through 2001. Spar was involved in the maintenance, repair and overhaul of airplanes and helicopters.

Mr. Rosenfeld is also Chairman, President and CEO of Arpeggio Acquisition
Corporation, a company that successfully completed an initial public offering this year and is seeking to effect a merger or business combination with an operating business in the U.S. or Canada. He is a director of three Toronto
Stock Exchange-listed companies, AD OPT Technologies, Inc., a Montreal-based company that provides advanced workforce planning, scheduling and management solutions; Sierra Systems Group Inc., an information technology, management consulting and systems integration firm; and BCE Emergis Inc., an electronic commerce company. Mr. Rosenfeld recently served as a director and head of the special committee of Pivotal Corporation, a Vancouver based customer relations management software company.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen's University Business Law School Symposia,
McGill Law School, the World Presidents' Organization and the Canadian
Foundation for Investor Education and the Directors College. He also has been a regular guest host on CNBC. Mr. Rosenfeld received an MBA from Harvard
University and an AB degree in economics from Brown University. Mr. Rosenfeld and Crescendo Partners II, L.P., in the aggregate, own approximately 18% of the outstanding shares of CPI.

                                     (more)

CPI Aerostructures, Inc. News Release                                     Page 2
November 1, 2004

Edward J. Fred, CPI's CEO & President, stated, "All of us at CPI owe Art a debt of gratitude for his vision and leadership over the past 24 years. CPI came to
Eric's attention about two years ago, in advance of our follow-on public offering. From his background in the aerospace industry, he understood the business opportunities before us and wanted to help maximize our success. Eric is both a large CPI stakeholder and a talented executive, and we look forward to his expanded role on our Board."

FOUNDED IN 1980, CPI AEROSTRUCTURES IS ENGAGED IN THE CONTRACT PRODUCTION OF
STRUCTURAL AIRCRAFT PARTS PRINCIPALLY FOR THE U.S. AIR FORCE AND OTHER BRANCHES
OF THE ARMED FORCES. IN CONJUNCTION WITH ITS ASSEMBLY OPERATIONS, CPI PROVIDES
ENGINEERING, TECHNICAL AND PROGRAM MANAGEMENT SERVICES. AMONG THE KEY PROGRAMS
THAT CPI SUPPLIES ARE THE C-5A GALAXY CARGO JET, THE T-38 TALON JET TRAINER, THE
A-10 THUNDERBOLT ATTACK JET AND THE E-3 SENTRY AWACS JET.

THE ABOVE STATEMENTS INCLUDE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES, WHICH ARE DESCRIBED FROM TIME TO TIME IN CPI'S SEC REPORTS,
INCLUDING CPI'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2003 AND FORMS
10-QSB FOR THE QUARTERS ENDED MARCH 31, 2004 AND JUNE 30, 2004.

CONTACT:
Vince Palazzolo                               Investor Relations Counsel:
Chief Financial Officer                       The Equity Group Inc.
CPI Aerostructures, Inc.                      Linda Latman (212) 836-9609
(631) 586-5200                                www.theequitygroup.com
www.cpiaero.com